                                                                   EXHIBIT 10.12


                                 PROMISSORY NOTE



BORROWER:           GEOTEL COMMUNICATIONS CORPORATION
                    25 PORTER ROAD
                    LITTLETON, MA 01460


LENDER: SILICON VALLEY BANK, A CALIFORNIA-CHARTERED BANK DOING BUSINESS AS SILICON VALLEY EAST
                    WELLESLEY OFFICE PARK
                    40 WILLIAM STREET, SUITE 350
                    WELLESLEY, MA 02181

--------------------------------------------------------------------------------

PRINCIPAL AMOUNT: $214,782.53       INITIAL RATE: 9.250%       DATE OF NOTE: MARCH 1, 1996

PROMISE TO PAY. GEOTEL COMMUNICATIONS CORPORATION {"BORROWER") PROMISES TO PAY TO SILICON VALLEY BANK, A CALIFORNIA-CHARTERED BANK, WITH A LOAN PRODUCTION OFFICE IN WELLESLEY, MASSACHUSETTS, DOING BUSINESS AS SILICON VALLEY EAST ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF TWO HUNDRED FOURTEEN THOUSAND SEVEN HUNDRED EIGHTY TWO & 53/100 DOLLARS ($214,782.53), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM MARCH 1, 1996, UNTIL PAID IN FULL.

PAYMENT. SUBJECT TO ANY PAYMENT CHANGES RESULTING FROM CHANGES IN THE INDEX, BORROWER WILL PAY THIS LOAN IN ACCORDANCE WITH THE FOLLOWING PAYMENT SCHEDULE:

     THE DRAW PERIOD SHALL BEGIN AS OF THIS DATE AND SHALL END ON MAY 1, 1996 (THE "DRAW PERIOD"). BORROWER WILL PAY REGULAR MONTHLY PAYMENTS OF ALL ACCRUED UNPAID INTEREST DUE AS OF EACH PAYMENT DATE, BEGINNING APRIL 1, 1996 AND ALL SUBSEQUENT INTEREST PAYMENTS WILL BE DUE ON THE SAME DAY OF EACH MONTH THEREAFTER THROUGH MAY 1, 1996. THE OUTSTANDING PRINCIPAL BALANCE ON MAY 1, 1996 WILL BE PAYABLE IN THIRTY-FOUR (34) EVEN PAYMENTS OF PRINCIPAL PLUS INTEREST DUE AS OF EACH PAYMENT DATE, BEGINNING JUNE 1, 1996 AND ALL SUBSEQUENT PAYMENTS OF PRINCIPAL PLUS INTEREST WILL BE DUE ON THE SAME DAY OF EACH MONTH THEREAFTER. THE FINAL PAYMENT, DUE ON MARCH 1, 1999, WILL BE FOR ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED INTEREST NOT YET PAID.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at 3003 Tasman Drive, Santa Clara, California 95054. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. THE INDEX CURRENTLY IS 8.250% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF
1.000 PERCENTAGE POINT OVER THE INDEX, RESULTING IN A CURRENT RATE OF 9.250% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate,

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------

Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender and such failure continues unremedied for more than ten (10) days. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents and such default continues unremedied for more than ten (10) days. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect.
(e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to either 5.000 percentage points over the Index or
4.000 percentage points over the otherwise effective interest rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD FOR CHOICE OF LAW PROVISIONS. BORROWER AND LENDER CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE /i/ ?? ) Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number 07006098-70 for payments of interest and principal due on the loan and any other obligations owing' by Borrower to Lender. Lender will notify Borrower of all-debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

LINE OF CREDIT. This Note evidences a straight line of credit until May 1, 1996. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims, or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADVANCE RATE. Any time from the date hereof through the end of the Draw Period, Borrower may request advances (each, an "Equipment Advance" and collectively, the "Equipment Advances") from Lender up to the principal amount of this Note. To evidence the Equipment Advances, Borrower shall deliver to Lender, at the time of each advance request, invoices for the equipment purchased. The Equipment Advances shall be used only to purchase equipment and shall not exceed ninety percent (90%) of the invoice amount of eligible equipment purchased after November 30, 1994, excluding taxes, shipping and installation expense.

LETTER AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Letter Agreement dated May 1, 1995 between Borrower and Lender, which Letter Agreement is incorporated herein by reference.

WAIVERS AND GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, Borrower shall not be released from liability. To the extent permitted by applicable law, Borrower agrees that Lender may renew or extend (repeatedly and for any length of time) this loan, or release Borrower or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to Borrower.

                                 PROMISSORY NOTE
                                    CONTINUED
                                    ---------

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. THIS NOTE IS EXECUTED UNDER SEAL. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

GEOTEL COMMUNICATIONS CORPORATION



By: /s/ TIMOTHY J. ALLEN
   ---------------------------------

Name: TIMOTHY J. ALLEN
     -------------------------------

Title: VICE PRESIDENT AND CFO
      ------------------------------

                     DISBURSEMENT REQUEST AND AUTHORIZATION

================================================================================

BORROWER:   GEOTEL COMMUNICATIONS CORPORATION     LENDER:   SILICON VALLEY BANK, A CALIFORNIA-CHARTERED BANK
            25 PORTER ROAD                                  DOING BUSINESS AS SILICON VALLEY EAST
            LITTLETON, MA 01460                             WELLESLEY OFFICE PARK
                                                            40 WILLIAM STREET, SUITE 350
                                                            WELLESLEY, MA 02181

================================================================================

LOAN TYPE. This is a Variable Rate (1.000% over SILICON VALLEY BANK PRIME RATE, making an initial rate of 9.250%), Non-Revolving Line of Credit Loan to a Corporation for $214,782.53 due on March 1, 1999.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for (please initial):

    / / ____ PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR PERSONAL INVESTMENT.

    /X/ ____ BUSINESS (INCLUDING REAL ESTATE INVESTMENT).

SPECIFIC PURPOSE. The specific purpose of this loan is: To finance equipment purchases.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $214,782.53 as follows:

       AMOUNT PAID TO BORROWER DIRECTLY:           $      0.00
       UNDISBURSED FUNDS:                          $214,782.53
                                                   -----------
       NOTE PRINCIPAL:                             $214,782.53

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MARCH 1, 1996.

BORROWER:


GEOTEL COMMUNICATIONS CORPORATION

BY: /s/ Timothy J. Allen
   -------------------------------
   Name: TIMOTHY J. ALLEN          Title: VICE PRESIDENT AND CFO
         -------------------------        ----------------------

================================================================================

                                                                 Exhibit 10.8



                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of September 11, 1996, by and between GeoTel Communications Corporation ("Borrower") whose address is 25 Porter Road, Littleton, MA 01460 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated May 18, 1994 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Note 1"), a Promissory Note, dated May 1, 1995, in the original principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00 (the "Term Note 2"), and a Promissory Note, dated March 1, 1995 in the original principal amount of Two Hundred Fourteen Thousand Seven Hundred Eighty Two and 53/100 Dollars ($214,782.53) (the "Term Note 3"). The Term Note 1, Term Note 2 and Term Note 3 shall be referred to collectively herein as the Notes. Notwithstanding anything to the contrary contained in the Notes, the Notes, together with other promissory notes from Borrower to Lender, shall now be governed by the terms and conditions of the Letter Agreement, dated September 11, 1996, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Such Loan Agreement shall supersede any and all existing letter agreements between Borrower and Lender. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated May 18, 1994, and Collateral Assignment, Patent Mortgage and Security Agreement dated May 18, 1994.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Notes.
          -------------------------

          1. The Notes are hereby amended to provide that Borrower now has the option to adjust the interest rate on the unpaid principal balance of the Notes, to either a variable rate or a fixed rate, as described-below:

               A rate equal to the Index (as defined therein), resulting in an initial rate of 8.250% per annum (the "Variable Rate") or a fixed rate of either (i) a three (3) year Treasury Yield Percentage plus 300 basis points or (ii) the LIBOR Rate plus 250 basis points.

               For purposes of this Agreement:

               "Treasury Yield Percentage" shall be defined as the most recent weekly average yield on actively traded U.S. Treasury obligations as determined by reference to the week ending figures published in the most recent Federal Reserve Statistical Release which shall become available at least two business days prior to the date as of which such yield is to be determined, or if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date such determination is made, of all issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to, or not more than 30 days longer or 30 days shorter than the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at the face value of payment of any Federal estate tax, or which provide for tax benefits to the holder).

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate (for the Interest Period) divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Base Rate" means the rate of interest per annum determined by Lender to be the per annum rate of interest as which deposits in United States Dollars are offered to Lender in the London interbank market in which Lender customarily participates at 11:00 A.M. (local time in such interbank market) two (2) business days before the end of the Draw Period.

     "Interest Period" means either a thirty, sixty or ninety day LIBOR Base Rate, as Borrower may elect.

     "Reserve Requirement" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

     "Regulatory Change" means, with respect to Lender, any change on or after the date of this Note in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

2.   The following paragraphs are hereby added:

     PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. During such time as the Variable Rate is in effect, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due. Notwithstanding any other provisions of this Note, in the event Borrower elects the fixed rate option, the following pre-payment penalty shall apply:

     "Prepayment Penalty" means with respect to prepayment of all or any portion of the Obligations which are subject to a fixed rate of interest (the "Fixed Obligations"), a fee equal to the greater of (i) zero or (ii) the Mark to Market Adjustment. "Mark to Market Adjustment" means the amount, calculated on the Prepayment Date, equal to the difference between (a) the principal amount of the Fixed Obligations or portion thereof to be prepaid as of such Prepayment Date, less (b) the Mark to Market Value of the Fixed Obligations or portion of thereof to be prepaid on such Prepayment Date. "Mark to Market Value" means the amount calculated on any Prepayment Date, equal to the sum of the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by Lender over the remaining contractual life of the Fixed Obligations to be prepaid if Lender had instead invested the Fixed Obligations proceeds on the Closing Date of such Fixed Obligations at the Initial Blended Money Market Funds Rate. The individual discount rate used to evaluate each prospective payment of interest or principal shall be the Current Blended Money Market Funds Rate for the maturity matching that of each specific payment of principal or interest. "Current Blended Money Market Funds Rate means that zero-coupon rate, calculated on the applicable Prepayment Date, which would be attainable by Lender if it borrowed funds on such Prepayment Date in a maturity matching a specific principal or interest payment date. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. A separate Current Blended Money Market Funds Rate will be calculated for each principal repayment or interest payment date. The calculation of the Current Blended Money Market Funds Rate shall be at the sole discretion of Lender. "Initial Blended Money Market Funds Rate" means that borrowing rate, calculated on the funding date with respect to any Fixed Obligation and including costs incurred by Lender for FDIC insurance, reserve requirements, and other such explicit or implicit costs levied upon Lender by any regulatory agency which would be attainable by Lender had it borrowed funds with an interest payment frequency and principal repayment schedule matching that of such Obligation. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. Borrower acknowledges that Lender may not actually fund the Obligation with any such specific matched set or mix of instruments. The calculation of the Initial Blended Money Market Funds Rate shall be at the sole discretion of Lender.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this

Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

     This Loan Modification Agreement is executed as of the date first written above.





BORROWER:                                 LENDER:

GEOTEL COMMUNICATIONS CORPORATION         SILICON VALLEY BANK, DOING BUSINESS AS
                                          SILICON VALLEY EAST


By: /s/ TIMOTHY J. ALLEN                  By:
    ------------------------------           ----------------------------------

Name: TIMOTHY J. ALLEN                    Name:
     -----------------------------             --------------------------------

Title: VICE PRESIDENT AND CFO             Title:
      ----------------------------              -------------------------------



                                          SILICON VALLEY BANK


                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------
                                                 (Signed at Santa Clara, CA)